Exhibit 3.8

Articles of Incorporation

Business Corporations Act

Section 6

1.	NAME OF CORPORATION:

PS CANADA FINANCE ULC

2.	THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The Corporation is authorized to issue an unlimited number of one class of shares, designated as “Common Shares”.

3.	RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

Refer to “Restrictions on Share Transfers” attachment.

4.	NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

The Corporation shall have a minimum of 1 and a maximum of 10 directors.

5.	IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

There shall be no restrictions on the business that the Corporation may carry on.

6.	OTHER RULES OR PROVISIONS (IF ANY):

Refer to “Other Rules or Provisions” attachment.

7.	INCORPORATOR’ S NAME:

Steven C. Babinski

DATED this 31st day of July, 2026.

/s/ Steven C. Babinski
INCORPORATOR’S SIGNATURE

RESTRICTIONS ON SHARE TRANSFERS

ATTACHED TO AND FORMING PART OF

THE ARTICLES OF INCORPORATION OF

PS CANADA FINANCE ULC

(the “Corporation”)

1.

The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a written resolution signed by all of the directors of the Corporation.

OTHER RULES OR PROVISIONS

ATTACHED TO AND FORMING PART OF

THE ARTICLES OF INCORPORATION OF

PS CANADA FINANCE ULC

(the “Corporation”)

1.	The liability of each of the shareholders of the Corporation for any liability, act or default of the Corporation is unlimited in extent and joint and several in nature.

2.

Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of the additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.